CUSTODIAN AGREEMENT
                                     Between
                    TUCKER ANTHONY GROUP OF TAX EXEMPT FUNDS
                                       and
                       STATE STREET BANK AND TRUST COMPANY







                                TABLE OF CONTENTS

  1.  Employment of Custodian and Property to be
      Held By It..................................................1

  2.  Duties of the Custodian with Respect to Property
      of the Fund Held by the Custodian...........................2
      2.1 Holding Securities......................................2
      2.2 Delivery of Securities..................................3
      2.3 Registration of Securities..............................6
      2.4 Bank Accounts...........................................7
      2.5 Payments for Shares.....................................8
      2.6 Investment and Availability of Federal Funds............8
      2.7 Collection of Income....................................8
      2.8 Payment of Fund Moneys..................................9
      2.9 Liability for Payment in Advance of
          Receipt of Securities Purchased........................ll
     2.10 Payments for Repurchases or Redemptions
          of Shares of the Fund..................................12
     2.11 Appointment of Agents..................................13
     2.12 Deposit of Fund Assets in Securities System............13
     2.13 Ownership Certificates for Tax Purposes................17
     2.14 Proxies................................................17
     2.15 Communications Relating to Fund
          Portfolio Securities...................................17
     2.16 Proper Instructions....................................18
     2.17 Actions Permitted Without Express Authority............l9
     2.18 Evidence of Authority..................................l9

 3.  Duties of Custodian With Respect to the Books
     of Account and Calculation of Net Asset Value
     and Net Income..............................................20
 4.  Records.....................................................21
 5.  Opinion of Fund's Independent Accountant....................21
 6.  Reports to Fund by Independent Public Accountants...........22
 7.  Compensation of Custodian...................................22
 8.  Responsibility of Custodian.................................22
 9.  Effective Period, Termination and Amendment.................23
 10. Successor Custodian.........................................25
 11. Interpretive and Additional Provisions......................26
 12. Additional Funds............................................26

 13. Massachusetts Law to Apply..................................27
 14. Prior Contracts.............................................27
 15. Limitation of Liability.....................................27





                               CUSTODIAN CONTRACT
                               ------------------

                    TUCKER ANTHONY GROUP OF TAX EXEMPT FUNDS
                    ----------------------------------------

     CONTRACT made as of this 15th day of September, 1982 by and between Tucker Anthony Group of Tax Exempt Funds, a Massachusetts business trust having a principal place of business at Three Center Plaza, Boston, Massachusetts (hereinafter called the "Trust") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter called "Custodian").

     WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust intends to initially offer shares in one series, the Tucker Anthony Tax Exempt Money Fund (such series, together with all other series subsequently established by the Trust and made subject to this Contract in accordance with paragraph 12, being herein referred to as the "Fund(s)");

                                       WITNESSETH:

     That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

     The Trust hereby employs the Custodian as the custodian



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of its assets of Tucker  Anthony Tax Exempt Money Fund, and any other Fund which hereafter becomes subject to the terms hereof, pursuant to the provisions of the Agreement and Declaration of Trust dated June 1, 1982. The Trust agrees to deliver to the Custodian all securities and cash owned by any Funds subject to this Contract, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by such Funds from time to time, and the cash consideration received by it for such new Shares of any Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of any Fund held or received by the Trust and not delivered to the Custodian.

     The Custodian may from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Trustees of the Trust, and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

     2. Duties of the Custodian with Respect to Property of the Trust Held By the Custodian

     2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund of the Trust all non-cash property, including all securities owned by the Trust, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry



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


         system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System".

     2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Trust held by the Custodian or in a Securities System account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                1) Upon sale of such  securities  for the  account of a Fund and receipt of payment therefor;

                2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

                3) In the case of a sale effected  through a Securities  System, in accordance with the provisions of Section 2.12 hereof;

                4) To the  depository  agent in connection  with tender or other similar offers for portfolio securities of a Fund;

                5) To the Issuer  thereof or its agent when such  securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                6) To the Issuer thereof, or its agent, for



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



                   transfer into the name of the Trust or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                7) To the broker selling the same for  examination in accordance with the "street delivery" custom;

                8) For  exchange or  conversion  pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                9) In the case of warrants, rights or similar


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



                   securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               10) For delivery in connection  with any loans of securities made by the Trust, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

               11) For delivery as security in connection with any borrowings by the Trust  requiring  a pledge  of assets of the  appropriate
                   Fund of the Trust, but only against receipt of amounts borrowed;

               12) Upon receipt of instructions  from the transfer agent for the
                   Trust ("Transfer Agent"), for delivery to such Transfer Agent or to the holders of Shares of a Fund in connection with distributions in kind, as may be described from time to time in that Fund's



                                     -- 5 --
                   currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

               13) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Trustees or of the Executive Committee signed by an officer of the Trust and certified by the
                   Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

     2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Trust or in the name of any nominee of the Trust or of any nominee of the Custodian which nominee shall be assigned exclusively to the Trust, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Trust, or in the name or nominee name of any agent appointee pursuant to Section



                                     -- 6 --

         2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Trust under the terms of this Contract shall be in "street" or other good delivery form.

     2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of that Fund, other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Trust may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by



                                           -- 7 --
         the Custodian only in that capacity.

     2.5 Payments for Shares. The Custodian shall receive from the distributor for the Trust's Shares or from the Transfer Agent of the Trust and deposit into the account of the appropriate Fund such payments as are received for Shares of that Fund issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the Trust.

     2.6 Investment and Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of proper instructions,

                1) invest  in  such  instruments  as may be set  forth  in  such instructions, on the same day as received, all federal funds received after a time agreed upon between the Custodian and the Trust; and

                2) make federal funds available to each Fund of the Trust, as of specified times agreed upon from time to time by the Trust and the Custodian, in an amount equal to the amount of checks received in payment for Shares of that Fund which are deposited into that Fund's account.

     2.7 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect


                                     -- 8 --
         to registered securities held hereunder to which the Trust shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof for the account of a Fund of the Trust and shall credit such income, as collected, to that Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

     2.8 Payment of Fund Moneys. Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Trust in the following cases only:

                l) Upon the purchase of securities  for the account of a Fund of the Trust but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this



                                     -- 9 --
                   purpose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Trust and the Custodian, or another bank, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the
                   Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Trust;

                2) In connection with the  conversion,  exchange or surrender of securities owned by the Trust as set forth in Section 2.2 hereof;

                3) For the redemption or repurchase of Shares issued by any Fund of the Trust as set forth in Section 2.10 hereof;

                4) For the payment of any expense or liability



                                    -- 10 --
                   incurred by the Trust, including but not limited to the following payments for the account of any Fund of the Trust: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                5) For  the  payment  of any  dividends  declared  by  any  Fund pursuant to the governing documents of the Trust;

                6) For any other  proper  purpose,  but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Fund of the Trust is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Trust with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

    2.10 Payments for Repurchases or Redemptions of Shares of the Trust. From such funds properly allocable to that Fund as may be available for the purpose, but subject to the limitations of the Trust's Agreement and Declaration of Trust and any applicable votes of the Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of any Fund who have delivered to the Transfer Agent a request for



                                    -- 12 --
         redemption or repurchase of their Shares of that Fund. In connection with the redemption or repurchase of Shares of the Trust, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of a Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares of that Fund, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

    2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

    2.12 Deposit of Trust Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Trust in a clearing agency registered with the Securities and Exchange Commission under
         Section 17A of



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





         the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                1) The  Custodian  may  keep   securities  of  the  Trust  in  a
                   Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                2) The records of the  Custodian  with respect to  securities of the Trust which are maintained in a Securities System shall identify by book-entry those securities belonging to each Fund of the Trust;

                3) The  Custodian  shall pay for  securities  purchased  for the account of the Trust upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the



                                       -- 14 --
                   making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the appropriate Fund of the Trust. The Custodian shall transfer securities sold for the account of, the Trust upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the appropriate Fund of the Trust. Copies of all advices from the Securities System of transfers of securities for the account of any Fund of the Trust shall identify the Fund, be maintained for the Trust by the Custodian and be provided to the Trust at its request. The Custodian shall furnish to the Trust a confirmation of each transfer to or from the account of each Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of each Fund on the next business day;

                4) The Custodian shall provide the Trust with



                                    -- 15 --
                   any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                5) The  Custodian  shall  have  received  the  initial or annual certificate,  as the  case  may be,  required  by  Article  9 hereof;

                6) Anything to the  contrary in this  Contract  notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent; that the Trust has not been made whole



                                    -- 16 --
                   for any  such  loss or  damage.

    2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Trust held by it and in connection with transfers of securities.

    2.14 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

    2.15 Communications Relating to Trust Portfolio Securities. The Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange



                                    -- 17 --
         is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

    2.16 Proper  Instructions.  Proper  Instructions  as  used  throughout  this
         Article 2 means a writing signed or initialled by one or more person or persons as the Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees of the Trust accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford

                                    -- 18 --
         adequate safeguards for the Trust's assets.

    2.17 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Trust:

                1) make  payments  to  itself or others  for minor  expenses  of handling securities or other similar items relating to its duties under this contract, provided that all such payments shall be accounted for to the Trust;

                2) surrender  securities  in temporary  form for  securities  in definitive form;

                3) endorse  for  collection,  in the name of the Trust,  checks, drafts and other negotiable instruments; and

                4) in  general,  attend  to  all  non-discretionary  details  in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust except as otherwise directed by the Trustees of the Trust.

    2.18 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the


                                    -- 19 --




         Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Agreement and Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


     3.  Duties  of  Custodian   with  Respect  to  the  Books  of  Account  and
         Calculation of Net Asset Value and Net Income.

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Trust to keep the books of account of the Trust and/or compute the net asset value per share of the outstanding shares of each Fund of the Trust or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of each Fund as described in that Fund's currently effective prospectus and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

                                    -- 20 --

     4.  Records

         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations or the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by the Trust and allocable to each Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

     5.  Opinion of Trust's Independent Accountant

         The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1, and Form N-1R or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.



                                    -- 21 --

     6.  Reports to Trust by Independent Public Accountants

         The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

     7   Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.

     8.  Responsibility of Custodian

         So long as and to the extent that it exercises reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of



                                    -- 22 --
     reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

          If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust being liable for the payment of money or incurring liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     9.  Effective Period,  Termination and Amendment

          This Contract shall become effective with respect to Tucker Anthony Tax Exempt Money Fund as of its execution and with respect to any additional Fund(s) as provided in Section 12, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party with respect

                                    -- 23 --
     to any Fund by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Trust have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Trustees have reviewed the use by the Trust of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Agreement and Declaration of Trust, and further provided, that the Trust may at any time by action of its Trustees (i) substitute another bank or trust company as Custodian for any Fund by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

     10. Successor Custodian

         If a successor custodian shall be appointed by the Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Trust, deliver at the office of the Custodian such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.



                                    -- 25 --

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

     11. Interpretive and Additional Provisions

         In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Agreement and Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

     12. Additional Funds

         In the event that the Trust establishes one or more series of Shares in addition to Tucker Anthony Tax Exempt Money




                                    -- 26 --

     Fund with respect to which it desires to have Custodian render services as custodian under the terms hereof, it shall so notify Custodian in writing, and if Custodian agrees in writing to provide such services, such series of shares shall become a Fund hereunder.

     13. Massachusetts Law to Apply

          This Contact shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

     14. Prior Contracts

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust and the Custodian relating to the custody of the Trust's assets.

     15.  Limitation  of  Liability

          The Agreement and Declaration of Trust establishing the Trust, dated June 1, 1982, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name Tucker Anthony Group of Tax Exempt Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim otherwise in connection with the affairs of said Trust but the Trust estate only shall be liable.

          IN WITNESS WHEREOF, each of the parties has caused this


                                    -- 27 --
     instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 15th day of September, 1982.

     SEAL                               TUCKER ANTHONY GROUP OF TAX EXEMPT FUNDS
     ATTEST

     /s/ Elaine A. Borghesani           By /s/ Hugh A. Dunlap, Jr.
     ----------------------------       ----------------------------
        Assistant Secretary                    President


     SEAL                               STATE STREET BANK AND TRUST COMPANY
     ATTEST


     /s/ Illegible                       By  /s/ Illegible
     -----------------------------       ----------------------------
          Assistant Secretary                   Vice President




                                    -- 28 --

                        FREEDOM GROUP OF TAX EXEMPT FUNDS
                                One Beacon Street
                                Boston, MA 02108

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

    Re: Custodian Contract

Gentlemen:

          Pursuant to Section 12 of the Custodian Contract date as of September 15, 1982, as amended, between Freedom Group of Tax Exempt Funds (formerly Tucker Anthony Group of Tax Exempt Funds) (the "Trust") and State Street Bank and Trust Company (the "Custodian"), please be advised that the Trust has established a new series of its shares, namely, Freedom California Tax Exempt Money Fund (the "Fund"), and please be further advised that the Trust desires to retain the Custodian to render custodian services under the Custodial Contract to the Fund in accordance with the fee schedule attached hereto as Exhibit A.

          Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                               FREEDOM GROUP OF TAX EXEMPT
                                                FUNDS

Attest: /s/ Beverly E. Banfield                By: /s/ John J. Danello
       ----------------------------               ------------------------------
            Asst. Secretary                           John J. Danello

Dated: August 16, 1990


          We are willing to render custodial services to the Freedom California Tax Exempt Money Fund in accordance with the fee schedule attached hereto as Exhibit A.

                                               STATE STREET BANK AND TRUST
                                                COMPANY

Attest:  /s/ Illegible                         By: /s/ Illegible
       ----------------------------               ------------------------------


Dated: August 20, 1990


DP-0790/C